UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. ___)

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FARO Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2023

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-23081 (Commission File Number)	59-3157093 (IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida (Address of principal executive offices)		32746 (Zip Code)
(407) 333-9911
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FARO Technologies, Inc. (the “Company”) announced today that its President and Chief Executive Officer, Michael Burger, has informed the Company that he intends to retire as President and Chief Executive Officer of the Company, with the retirement to be effective July 1, 2023. The Company and Mr. Burger intend to enter a transition agreement relating to Mr. Burger’s retirement and continuing service as an advisor to the Company for a period of time thereafter.

The Company also announced the appointment of Yuval Wasserman, the Company’s current Chairman of the Board, as the Company’s Executive Chairman, effective May 4, 2023. As of such date, Mr. Wasserman will be, on an interim basis, the most senior executive officer of the Company, and the Company’s principal executive officer for purposes of the rules and regulations of the Securities and Exchange Commission. Mr. Burger will report to Mr. Wasserman in this role. Upon Mr. Burger’s retirement, Mr. Wasserman will also assume the role of Interim Chief Executive Officer. The Company has agreed to pay Mr. Wasserman a salary of $1 per year, and has granted him 112,000 restricted stock units pursuant to its 2022 Equity Incentive Plan, as compensation for his service in these roles, effective May 4, 2023. The restricted stock units will vest in full on the first anniversary of the effective date.

Mr. Wasserman, 68, has served as a director of the Company since December 2017 and as Chairman of the Board since June 2022. Currently, Mr. Wasserman serves as a director of Ichor Holdings, Ltd. (Nasdaq: ICHR), a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Mr. Wasserman served as President and Chief Executive Officer and a director of Advanced Energy Industries, Inc. (Nasdaq: AEIS), a leading manufacturer of power conversion products that transform electrical power into various usable forms, from October 2014 until his retirement date of March 1, 2021. Mr. Wasserman previously served as President of Advanced Energy Industries’ Thin Films Business Unit from August 2011 to October 2014 and Executive Vice President and Chief Operating Officer from April 2009 to August 2011. He previously held roles at Advanced Energy Industries of Executive Vice President, Sales, Marketing and Service from October 2007 to April 2009, and Senior Vice President, Sales, Marketing and Service from August 2007 to October 2007. Prior to joining Advanced Energy Industries, Mr. Wasserman served as the President, and later as Chief Executive Officer, of Tevet Process Controls Technologies, Inc., a semiconductor metrology company, from May 2002 to July 2007. Prior to that, he held senior executive and general management positions at Boxer Cross, a metrology company acquired by Applied Materials, Inc., Fusion Systems, a plasma strip company that is a division of Axcelis Technologies, Inc. (Nasdaq: ACLS), and AG Associates, a semiconductor capital equipment company focused on rapid thermal processing. Mr. Wasserman started his career at National Semiconductor, Inc., where he held various engineering and management positions. Mr. Wasserman served as a director of Syncroness, Inc. (NasdaqGS: SNCR) from 2010 to 2017. His qualifications to serve as Executive Chairman include his strong experience and skills as a chief executive officer, in senior operations and engineering management, executive and financial management, and research and development management.

There are no family relationships between Mr. Wasserman and any director or executive officer of the Company that requires disclosure under Item 401(d) of Regulation S-K. There are no transactions between Mr. Wasserman or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Wasserman and any other persons pursuant to which Mr. Wasserman was appointed to these roles.

On May 3, 2023, the Board also appointed Alex Davern as the lead independent director of the Board.

The Company’s slate of candidates for election to the Company’s Board of Directors at its upcoming annual meeting of shareholders will no longer include Mr. Burger as a candidate. The Company does not currently intend to replace Mr. Burger with another candidate and will reduce the size of its Board of Directors accordingly.

The Company intends to disclose the terms and conditions of any transition agreement with Mr. Burger, following the finalization of such an agreement, in an amendment to this Form 8-K or in the Company’s upcoming Quarterly Report on Form 10-Q for the period ended March 31, 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the Company’s expectations regarding its timing, plans and agreements with executive officers and directors, and the timing of the disclosure in connection with any agreements. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “will” and “intend” or words of similar meaning or discussions of the Company’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to the nature, terms and timing of any transition agreement with Mr. Burger, the timing of the Company’s search for a new Chief Executive Officer, and any unexpected developments in the transition.

Forward-looking statements in this Current Report on Form 8-K represent the Company’s judgment as of the date hereof. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FARO Technologies, Inc.
(Registrant)

Date: May 3, 2023	By:	.	/s/ Allen Muhich
	Name: Title:		Allen Muhich Chief Financial Officer

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